Exhibit 99.1

BLUE OWL CAPITAL ANNOUNCES

SENIOR NOTES OFFERING

NEW YORK — April 11, 2024 — Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) today announced that its indirect subsidiary, Blue Owl Finance LLC, intends to offer 10-year senior unsecured notes (the “notes”), subject to market and other conditions. The notes will be fully and unconditionally guaranteed by each of Blue Owl, Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC. Blue Owl intends to use the net proceeds from this offering to repay a portion of outstanding borrowings under its revolving credit facility. Any remaining net proceeds will be used for general corporate purposes, including to fund any future strategic acquisitions or related transactions and growth initiatives.

The notes will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The notes have not been registered under the Securities Act or any state securities laws and, unless registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company also intends to enter into a registration rights agreement in connection with the offering of the notes, under which it will agree to consummate an offer to exchange the notes pursuant to a registration statement filed with the Securities and Exchange Commission within 365 days after the original issue date of the notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Blue Owl Capital

Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives.

With over $165 billion in assets under management as of December 31, 2023, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Estate. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional and individual investors differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation.

Together with over 685 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.

Blue Owl Investor Contact

Ann Dai

Head of Investor Relations

blueowlir@blueowl.com

Blue Owl Media Contact

Nick Theccanat

Principal, Corporate Communications & Government Affairs

nick.theccanat@blueowl.com

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